As filed with the Securities and Exchange Commission on August 27 , 2009
Registration No. 333-159673

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GHL ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		22-1344998
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
300 Park Avenue, 23rd Floor New York, NY 10022 (212) 389-1500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Scott L. Bok Chairman and Chief Executive Officer GHL Acquisition Corp. 300 Park Avenue, 23rd Floor New York, NY 10022 (212) 389-1500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
  Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share	(2)	(3)	(3)	—
Preferred Stock, par value $0.0001 per share	(2)	(3)	(3)	—
Debt Securities	(2)	(3)	(3)	—
Total			$200,000,000	$11,160
(1)	Calculated pursuant to Rule 457(o) of the Securities Act. Previously paid by the Registrant in connection with the original filing of this Registration Statement on June 2, 2009.
(2)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock and principal amount of debt securities of the registrant with an aggregate offering price not to exceed $200,000,000 or, if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $200,000,000. The securities registered also include such indeterminate amounts and numbers of shares of common stock and numbers of shares of preferred stock, and principal amounts of debt securities, as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. The securities registered hereunder are to be issued from time to time and at prices to be determined.

(3)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 27, 2009

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

EXPLANATORY NOTE

This registration statement registers securities to be issued from time to time upon the completion of our proposed acquisition of Iridium Holdings LLC (“Iridium Holdings”). As a result, any common stock registered pursuant to this registration statement will not be entitled to vote in connection with the proposed acquisition of Iridium Holdings or receive any proceeds from the trust account in the event we do not consummate an initial business combination by February 14, 2010.

GHL ACQUISITION CORP.

Common Stock, Preferred Stock and Debt Securities

We may, upon the completion of our proposed acquisition of Iridium Holdings, sell common stock, preferred stock and debt securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time our securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering.

We may sell our securities directly or to or through underwriters, to other purchasers and/or through agents. If any underwriters are involved in the sale of our securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between us and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our common stock is listed on the NYSE Amex under the trading symbol “GHQ.” In connection with our proposed acquisition of Iridium Holdings, we intend to apply for listing on the Nasdaq Stock Market (“Nasdaq”).

______________________________

We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.
______________________________

Investing in these securities involves certain risks. See “Risk Factors” in the documents which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
______________________________

The date of this prospectus is                       , 2009.

You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

The terms “the Company,” “we,” “us” and “our” refer to GHL Acquisition Corp. (to be renamed Iridium Communications Inc. following the acquisition of Iridium Holdings), a Delaware corporation, including, except for periods prior to the date of completion of the acquisition, our subsidiary, Iridium Holdings.  References to “GHQ” refer to GHL Acquisition Corp. prior to the completion of the acquisition of Iridium Holdings and references to “Iridium Holdings” refer to Iridium Holdings LLC and its subsidiaries prior to the completion of the acquisition. References to “Greenhill” or our “founding stockholder” refer to Greenhill & Co., Inc. References to “initial stockholders” refer to Greenhill and its permitted transferees. References to “public stockholders” refer to purchasers of shares of our common stock in our initial public offering or in the secondary market, including our founding stockholder, officers or directors and their affiliates to the extent they purchased or acquired shares in the initial public offering or in the secondary market.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and other documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify these statements by forward-looking words such as “may,” “might,” “should,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “potential,” “continue,” “believes” and similar expressions, although some forward-looking statements are expressed differently.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of us and/or Iridium Holdings LLC (“Iridium Holdings”) to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Iridium Holdings, whether the transaction will be approved by GHQ's stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, competitive, legal, governmental and technological factors.  There is no assurance that our or Iridium Holdings’ expectations will be realized.  If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Such risks and uncertainties also include those set forth under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Preliminary Proxy Statement on Schedule 14A filed on August 27, 2009, each incorporated herein by reference. Our forward-looking statements speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or for any other reason. However, readers should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

PROSPECTUS SUMMARY

GHL Acquisition Corp.

General

We are presently a blank check company formed on November 2, 2007 for the purpose of effecting an acquisition, through a merger capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or assets, which we refer to as our “initial business combination.”

We completed our initial public offering on February 21, 2008 of 40,000,000 units and recorded gross proceeds of approximately $408.0 million, consisting of $400 million from the initial public offering and $8.0 million from the sale of private placement warrants to our founding stockholder Greenhill. Upon the closing of the initial public offering, we paid $6.9 million of underwriting fees and placed $400.0 million of the total proceeds into a trust account. The remaining approximately $1.1 million was used to pay offering costs. Each unit consists of one share of common stock, $0.001 par value per share, and one warrant to purchase one share of our common stock at an initial exercise price of $7.00 per share, subject to adjustment. The units were sold at an offering price of $10.00 per unit.

We are not presently engaged in, and will not engage in, any substantive commercial business until the completion of our initial business combination.  We intend to utilize the funds held in our trust account and our common stock in effecting the acquisition of Iridium Holdings, as described below.

Liquidation if No Business Combination

Our certificate presently provides that we will continue in existence only until February 14, 2010.  If our certificate proposal is approved and we complete the proposed acquisition of Iridium Holdings, we will amend this provision in order to permit for our continued existence.  If we do not complete an initial business combination by February 14, 2010, our corporate existence will cease except for the purpose of winding up our affairs and liquidating pursuant to Section 278 of Delaware General Corporation Law.

The Acquisition

General

We expect to acquire Iridium Holdings pursuant to a transaction agreement that provides for the acquisition, directly or indirectly, of all of the outstanding units of Iridium Holdings, with Iridium Holdings continuing as a subsidiary of ours. Following the acquisition, we plan to rename ourselves “Iridium Communications Inc.” Our offering of securities under this prospectus is contingent upon our successful acquisition of Iridium Holdings.

Stockholder Approval of Initial Business Combination and Other Closing Conditions

The affirmative vote of stockholders owning a majority of the shares sold in our initial public offering voting in person or by proxy at the special meeting is required to approve our initial business combination.  However, our initial business combination will not be approved if the holders of 30% or more of the shares sold in our initial public offering vote against our initial business combination and properly exercise their rights to convert such shares sold in our initial public offering into cash. In connection with this vote, our founding stockholder, officers and directors, to the extent they own our common stock, have agreed to vote their shares in accordance with the majority of the shares of common stock voted by the public stockholders. The shares of common stock offered pursuant to this prospectus will not be entitled to vote in connection with the initial business combination.

The closing of our acquisition of Iridium Holdings is subject to a number of conditions set forth in the transaction agreement. For more information about the closing conditions to the acquisition, please see the section entitled “The Transaction Agreement—Conditions to the Closing of the Acquisition” in our Preliminary Proxy Statement on Schedule 14A filed on August 27, 2009.

Iridium Holdings LLC

Iridium Holdings is the second largest provider of mobile voice and data communications services via satellite, and the only provider of mobile satellite communications services offering 100% global coverage. Iridium Holdings’ satellite network provides communication services to regions of the world where existing wireless or wireline networks do not exist or are impaired, including extremely remote or rural land areas, open ocean, the Polar Regions and regions where the telecommunications infrastructure has been affected by political conflicts or natural disasters. Demand for Iridium Holdings’ mobile satellite services and products is growing as a result of the increasing need for reliable communication services in all locations. Iridium Holdings offers voice and data communications services to the U.S. and foreign governments, businesses, non-governmental organizations and consumers via its constellation of 66 in-orbit satellites, seven in-orbit spares and related ground infrastructure, including a primary commercial gateway.  The U.S. government, directly and indirectly, has been and continues to be Iridium Holdings’ largest customer, generating $67.8 million, or 21.1%, of its total revenues for the year ended December 31, 2008, and $36.6 million, or 23.1%, of its total revenues for the six months ended June 30, 2009.

Additional Information

Our principal executive offices are located at 300 Park Avenue, 23rd Floor, New York, New York 10022 and our telephone number is (212) 389-1500. Following the acquisition of Iridium Holdings, our principal executive offices will be located at 6707 Democracy Boulevard Suite 300, Bethesda, Maryland 20817 and our telephone number will be (301) 571-6200.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by them;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities other than the common stock, which is currently listed on the NYSE Amex, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

RATIO OF EARNINGS TO FIXED CHARGES

As of the date of this prospectus, we have had no fixed charges since our inception, and accordingly no ratios are shown for the six months ended June 30, 2009, the year ended December 31, 2008 and the period from November 2, 2007 (inception) to December 31, 2007. In addition, as of the date of this prospectus, we have not issued any preferred stock.

DESCRIPTION OF COMMON STOCK AND WARRANTS

General

The following is a summary of the material terms of our securities following the completion of our proposed acquisition of Iridium Holdings and is not intended to be a complete summary of the rights and preferences of such securities.  We urge you to read our proposed certificate in its entirety for a complete description of the rights and preferences of our securities following the acquisition of Iridium Holdings.  The proposed amendments to our certificate are described in “Proposal II—Approval of the Amended and Restated Certificate of Incorporation” and the full text of the proposed second and amended certificate is attached as Annex B to our Preliminary Proxy Statement on Schedule 14A filed on August 27, 2009.

Authorized and Outstanding Stock

Our proposed second amended and restated certificate authorizes the issuance of 300,000,000 shares of common stock, par value $0.001, and 2,000,000 shares of preferred stock, par value of $0.0001.  As of August 27, 2009, there were 48,500,000 shares of common stock outstanding and no shares of preferred stock outstanding.  The outstanding shares of our common stock are, and the shares of our common stock issued in the acquisition of Iridium Holdings will be, duly authorized, validly issued, fully paid and non-assessable.

Units

Each of our units consists of one share of common stock and one warrant.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.00 per share of common stock, subject to adjustment.  Our units commenced trading on February 15, 2008.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.  Holders of common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment.

Holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor.  The payment of dividends, if ever, on the common stock is subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

We have not paid any dividends on our common stock to date. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed.  The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors.  It is the intention of our present board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

In the event of any voluntary or involuntary liquidation, dissolution or winding up and after payment or provision for payment of our debts and other liabilities and of the preferential and other amounts, if any, to which the holders of any preferred stock will be entitled, the holders of all outstanding common shares will be entitled to receive our remaining assets available for distribution ratably in proportion to the number of common shares held by each stockholder.

Our proposed certificate allows us to restrict the ownership or proposed ownership of our common stock or preferred stock by any person, if such ownership or proposed ownership: (i) is or could be inconsistent with, or in violation of, any provision of laws of the Federal Communications Commission (“FCC”); (ii) will or may limit or impair our business activities under the FCC laws; or (iii) will or could subject us to any specific rule, regulation or policy under the FCC laws, to which we were not subject prior to such ownership or proposed ownership (collectively, “FCC Limitation”).

Our proposed certificate also gives us the right to request from our stockholders or proposed stockholders (by transfer of stock or otherwise), certain information, including information relating to such stockholder’s or proposed stockholder’s citizenship, affiliations and ownership or interest in other companies, if we believe that such stockholder’s or proposed stockholder’s ownership of our securities may result in an FCC Limitation.

If we do not receive the information we request from any specific stockholder or conclude that a person’s ownership or proposed ownership or the exercise by any person of any ownership right may result in an FCC Limitation, we will have the right to, and until we determine in our sole discretion that no FCC Limitation will occur: (i) refuse to permit a transfer of stock to a proposed stockholder; (ii) suspend rights of stock or equity ownership which could cause an FCC Limitation; and/or (iii) redeem our common stock or preferred stock held by any person.

Holders of our common stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Founding Stockholder’s Units

On November 13, 2007, our founding stockholder purchased an aggregate of 11,500,000 of our units for $25,000 in cash, at a purchase price of approximately $0.003 per unit. On January 10, 2008, we canceled 1,725,000 units, which were surrendered by our founding stockholder in a recapitalization, leaving our founding stockholder with a total of 9,775,000 units (of which 1,275,000 were subject to forfeiture). On February 1, 2008, our founding stockholder transferred at cost an aggregate of 150,000 of these founding stockholder’s units to Thomas C. Canfield, Kevin P. Clarke and Parker W. Rush (of which 19,563 were forfeited because the underwriter did not exercise the over-allotment option), each of whom is a director.  Of the 9,775,000 of our units purchased, 1,275,000 units were forfeited on March 27, 2008, following the expiration of the over-allotment option granted to the underwriters in our initial public offering.  Pursuant to a letter agreement, dated September 22, 2008, our founding stockholder has agreed to forfeit 1,441,176 shares of common stock and 8,369,563 warrants obtained in the November 13, 2007 unit purchase, upon the closing of the acquisition of Iridium Holdings.  Therefore, upon the closing of the acquisition, our founding stockholder will own 6,928,387 shares (not including any shares that may result from conversion of the convertible note which Greenhill & Co. Europe Limited purchased from Iridium Holdings on October 24, 2008).

Warrants

Public Stockholders’ Warrants

We sold 40.0 million warrants in the initial public offering, which will remain outstanding following the closing of the acquisition of Iridium Holdings.  The warrants started trading separately as of the opening of trading on March 20, 2008.  Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment, as discussed below, at any time commencing on the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

The warrants will expire on February 14, 2013 at 5:00 p.m., New York time, or earlier upon redemption.  Once the warrants become exercisable, we may call the warrants for redemption, in whole and not in part, at a redemption price of $0.01 per warrant if, and only if, the reported last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to the date on which the notice of redemption is given, and only if on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his or her warrant prior to the scheduled redemption date.  However, there is no guarantee that the price of the common stock will exceed the $14.25 trigger price or the $7.00 exercise price after the redemption notice is issued.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, acquisition or consolidation.  However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised.  Holders of warrants will not be entitled to a net cash settlement upon exercise of the warrants.  Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock.  After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.  Under the warrant agreement, we have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable on exercise of the warrants and to maintain a current prospectus relating to the common stock from the date the warrants become exercisable to the date the warrants expire or are redeemed.

Founding Stockholder’s Warrants

In addition to the warrants obtained in the unit purchase described above, our founding stockholder purchased 8,000,000 warrants in a private placement that closed simultaneously with the closing of our initial public offering.  Pursuant to letter agreements, dated September 22, 2008 and April 28, 2009, our founding stockholder has agreed to forfeit upon the closing of the acquisition of Iridium Holdings, 4,000,000 of the founding stockholder’s warrants originally purchased in the private placement.  Therefore, upon the closing of the acquisition of Iridium Holdings, there will be 4,000,000 warrants outstanding held by our founding stockholder, which our founding stockholder has agreed to exchange, immediately thereafter, for restructured warrants as set forth below.

In addition, upon the closing of the acquisition of Iridium Holdings, there will be 130,437 warrants outstanding that our founding stockholder obtained in the unit purchase described above and transferred to our directors, Messrs. Rush, Canfield and Clarke.  These warrants will only become exercisable upon the closing of the acquisition of Iridium Holdings, if the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30 trading day period beginning 90 days after the closing of the acquisition and if there is an effective registration statement covering the shares of our common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

Deferred Underwriting Commission Forfeiture, Forward Purchases and Warrant Repurchases and Exchanges

On June 2, 2009, we entered into an agreement with Banc of America Securities LLC, the underwriter of our initial public offering, and its affiliate, pursuant to which Banc of America Securities LLC has agreed to reduce the deferred underwriting commissions payable upon the closing of the acquisition of Iridium Holdings by approximately $8.2 million.  In addition, Banc of America Securities LLC or its affiliate agreed to sell to us, immediately after the closing of the acquisition of Iridium Holdings, 3,655,500 of our warrants for $1,827,750.

Prior to the closing of the acquisition of Iridium Holdings, we may, in privately negotiated transactions, enter into agreements to repurchase, subject to the closing of the acquisition of Iridium Holdings, specified amounts of our outstanding common stock (“Forward Purchases”), from a limited number of our stockholders who have invested in our common stock based on investment strategies that we believe are focused on fixed income like returns rather than the underlying business and growth prospects of the Company following completion of the acquisition of Iridium Holdings.  We expect these investors, based on their investment strategies, would seek to exit their investment in us in connection with or shortly following the closing of the acquisition of Iridium Holdings.  We believe it is important for the Company to develop a stockholder base with a longer term view, interested in and knowledgeable about the Company’s underlying business and growth prospects and believe that the combination of Forward Purchases and the first offering under this prospectus (the "Future Offering") will permit us to accelerate this transition.  We recently initiated discussions with a limited number of stockholders about their willingness to enter into Forward Purchases.  We expect that the purchase price for any Forward Purchase would be at least equal to the amount the stockholder could receive by voting against the acquisition and exercising conversion rights.  We also expect that, since any Forward Purchases will be conditioned upon the closing of the acquisition of Iridium Holdings, a stockholder agreeing to enter into a Forward Purchase would be required to agree to vote in favor of the acquisition.  We have not entered into any Forward Purchases but intend to file a Current Report on Form 8-K within the requisite time period disclosing the Forward Purchase if and when we do enter into a Forward Purchase.

On July 29, 2009, we entered into agreements to repurchase and/or restructure 26,817,833 warrants issued in our initial public offering in privately negotiated transactions (the “Exchanges”) from certain of our warrant holders (the “Warrantholders”), subject to the closing of the acquisition of Iridium Holdings.  We negotiated to repurchase and/or restructure these warrants to reduce significantly the magnitude of the potential dilution to our stockholders and potential short selling in connection with and following consummation of the acquisition of Iridium Holdings. As part of the Exchanges, we have agreed:

•
to purchase 12,449,308 existing warrants issued in our initial public offering for a total of $3,112,327 of cash and $12,449,308 of our common stock, with the number of shares of our common stock to be determined based on the offering price per share of our common stock sold in the Future Offering (provided that the price per share of our common stock in the Future Offering shall be deemed to be the lesser of (x) the actual price in this offering and (y) $10.00 per share of our common stock);

•
to restructure 14,368,525 existing warrants and to enter into a new warrant agreement with respect to the restructured warrants with terms substantially similar to the terms set forth in the warrant agreement with respect to the existing warrants issued in our initial public offering, with the exception that (i) the exercise price of the restructured warrants will be 115% of the price per share of our common stock sold by us in the Future Offering (provided that the price per share of our common stock in the Future Offering shall be deemed to be the lesser of (x) the actual price in the Future Offering and (y) $10.00 per share of our common stock), (ii) the exercise period for the restructured warrants will be extended by two years to February 2015, and (iii) the price of our common stock at which we can redeem the restructured warrants will be increased to $18.00; and

•
to file with the SEC, as soon as practicable following the issuance of the restructured warrants, but in no event later than 15 business days following the issuance of the restructured warrants, a resale registration statement to allow for the resale of restructured warrants and the shares of our common stock underlying such restructured warrants. If the resale registration statement for the restructured warrants is not declared effective by the SEC within 30 business days following the issuance of the restructured warrants, the Warrantholders have the right to sell to us, for cash, the restructured warrants for a price equal to the difference between the weighted average price of the shares of our common stock during a certain period over the exercise price of the restructured warrants. We expect to issue the restructured warrants immediately following the closing of the acquisition of Iridium Holdings

As set forth above, our founding stockholder has agreed to exchange 4,000,000 warrants held by it into restructured warrants.  In addition, our current chairman and chief executive officer, Scott L. Bok, and our current senior vice president, Robert H. Niehaus, have agreed to exchange 400,000 warrants purchased by them in our initial public offering into the restructured warrants.

Upon the closing of the acquisition of Iridium Holdings, giving effect of the foregoing transactions, including the purchase of warrants from Banc of America Securities LLC and its affiliate and the warrant restructuring, there will be 13,657,104 warrants outstanding with an exercise price of $7.00 and 14,368,525 warrants outstanding with the exercise price for the restructured warrants as set forth above.

Registration Rights

As set forth above, we have granted registration rights in connection with the restructured warrants to be issued in the Exchanges, which require us to file a resale registration statement as soon as practicable following the issuance of the restructured warrants, but in no event later than 15 business days following the issuance of the restructured warrants.  See “Description of Common Stock and Warrants—Warrant Repurchases and Exchanges and Deferred Underwriting Commission Forfeiture.”

At the closing of the acquisition of Iridium Holdings, we will also enter into a registration rights agreement with certain persons receiving shares of our common stock in the proposed acquisition of Iridium Holdings, our founding stockholder and our other initial stockholders, pursuant to which each such person will be granted certain registration rights with respect to the shares of our common stock and warrants held by them at that time and will be subject to certain transfer restrictions.  Under this registration rights agreement, we will be required to file a shelf registration statement as soon as reasonably practicable after the closing of the proposed acquisition of Iridium Holdings, with a view to such registration statement becoming effective six months from the date of the closing of the acquisition.  See “Other Transaction Agreements—Registration Rights Agreement” in our Preliminary Proxy Statement on Schedule 14A filed on August 27, 2009.  Such registration rights agreement will supersede the existing registration rights agreement to which our founding stockholder and our other initial stockholders are parties.

We are also obligated to register approximately 3.7 million shares currently held by an underwriter in our initial public offering for resale.

Our Transfer Agent and Warrant Agent

The transfer agent for the shares of our common stock, warrants and units is American Stock Transfer & Trust Company.

Listing

Currently, our units, common stock and our warrants are listed on the NYSE Amex under the symbols “GHQ.U,” “GHQ” and “GHQ.WS,” respectively.  In connection with our proposed acquisition of Iridium Holdings, we intend to apply for listing on the Nasdaq.

DESCRIPTION OF PREFERRED STOCK

Our proposed certificate provides that up to 2,000,000 shares of preferred stock may be issued from time to time in one or more classes or series without stockholder approval.  Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, including dividend rights, terms of redemption, conversion rights and liquidation preferences, applicable to the shares of each series.  Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects.  The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.  We have no preferred stock outstanding at the date hereof.  Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. We will issue debt securities that will be senior debt under the senior debt indenture between us and a designated trustee, as senior debt trustee. We will issue debt securities that will be subordinated debt under the subordinated debt indenture between us and a designated trustee, as subordinated debt trustee. This prospectus refers to the senior debt indenture and the subordinated debt indenture individually as the indenture and collectively as the indentures. This prospectus refers to the senior debt trustee and the subordinated debt trustee individually as the trustee and collectively as the trustees. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures have been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination. See “— Subordinated Debt.”

Neither indenture will limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any United States federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of the Company.

Subordinated Debt

We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all “senior indebtedness” of the Company. The subordinated debt indenture defines “senior indebtedness” the principal of (and premium, if any) and interest on all debt of the Company whether created, incurred or assumed before, on or after the date of the subordinated debt indenture. “Senior indebtedness” does not include nonrecourse obligations, the subordinated debt securities, redeemable stock or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. See the subordinated debt indenture, section 1.01.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern the Company or a substantial part of its property;

•
a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 6.01 of the subordinated debt indenture. This declaration must not have been rescinded and annulled as provided in the subordinated debt indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, here are some examples of what we mean:

(1)
default in the payment of the principal of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

(2)	default in the payment of interest on any debt security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(3)
default in the performance of or breaches of any other covenant or agreement of the Company in either indenture with respect to any debt security of such series or in the debt security of such series and such default or breach continues for a period of 30 consecutive days or more after written notice to the Company by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the debt securities of all series affected thereby specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(4)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Company or any material subsidiary; and

(5)	any other Events of Default set forth in the prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) with respect to the Company) under each indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may by written notice, and the trustee at the request of the holders of not less than 25% in principal amount of the outstanding debt securities of such series will, require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (4) with respect to the Company occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (4) described above, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have made written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-

day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any Default occurs, give notice of the Default to the holders of the debt securities of that series, unless the Default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification and Waiver

Each indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation;

•	establish the form or forms of debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act;

•
evidence and provide for the acceptance of appointment under the indenture with respect to the debt securities of any or all series by a successor trustee and to add to or change any of the provisions of each indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

•	provide for uncertificated or unregistered debt securities; and

•	make any change that does not materially and adversely affect the rights of any holder.

Other amendments and modifications of each indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security,

•	reduce the principal amount thereof or the rate of interest thereon;

•
reduce the above stated percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indenture with respect to the debt securities of the relevant series; and

•
reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for in the indenture.

Covenants

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

•
we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;

•
the surviving entity will expressly assume all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the trustees and will be in form and substance reasonably satisfactory to the trustees;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•
we or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of the Company under the indentures with the same effect as if such successor corporation had been named as the Company. Except for (1) any lease or (2) any sale, assignment, conveyance, transfer, lease or other disposition to certain subsidiaries of the Company, we will be discharged from all obligations and covenants under the indentures and the debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under each indenture, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•
all the debt securities of any series issued that have not been delivered to the trustee for cancellation will become due and payable within one year (a “Discharge”) and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

We may elect to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, the Company’s right of optional redemption, mutilated, defaced, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, obligations and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in each indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. Government Obligations; or

•	a combination of money and U.S. Government Obligations,

in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•
no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 123rd day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 123rd day;

•	we must have delivered to the trustee an opinion of counsel to the effect that

(1)	the creation of the defeasance trust does not violate the Investment Company Act of 1940 and

(2)
after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

•
if at such time the debt securities of such series are listed on a national securities exchange, the Company has delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with; and

•
if the debt securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the indenture or provision therefor satisfactory to the trustee shall have been made.

FORMS OF SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of GHQ, the trustees or any other agent of GHQ or agent of the trustees will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

VALIDITY OF THE SECURITIES

The validity of the securities offered through this prospectus will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

Our financial statements as of December 31, 2008, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2008, and for the period from November 2, 2007 (inception) to December 31, 2008 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, from our Annual Report on Form 10-K for the year ended December 31, 2008. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Our financial statements as of December 31, 2007, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from November 2, 2007 (inception) to December 31, 2007 have been audited by Eisner LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, from our Annual Report on Form 10-K for the year ended December 31, 2008. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Iridium Holdings LLC as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 appearing in our Preliminary Proxy Statement on Schedule 14A (filed with the Securities and Exchange Commission on August 27, 2009) have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following location of the Securities and Exchange Commission:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in the documents or filings that is deemed to have been furnished and not filed), until all the securities offered under this prospectus are sold.

GHL Acquisition Corp. Securities and Exchange Commission Filings	Period or date filed
Annual Report on Form 10-K and Form 10-K/A	Fiscal year ended December 31, 2008
Quarterly Report on Form 10-Q and Form 10-Q/A	Quarterly period ended March 31, 2009
Quarterly Report on Form 10-Q	Quarterly period ended June 30, 2009
Current Reports on Form 8-K	Filed on January 22, 2009, February 26, 2009, April 28, 2009, April 30, 2009, June 2, 2009, July 29, 2009 (items 1.01, 3.02 and 8.01 only) , July 30, 2009 and August 17, 2009
Preliminary Proxy Statement on Schedule 14A	Filed on August 27, 2009

Documents incorporated by reference are available from the Securities and Exchange Commission as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

GHL Acquisition Corp.
300 Park Avenue
New York, NY 10022
(212) 389-1500

Part II
Information not required in prospectus

Item 14.      Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee*	$11,160
FINRA fee*	20,500
Transfer agent and trustee fees and expenses**	10,000
Printing**	25,000
Accounting fees and expenses**	50,000
Legal fees and expenses**	75,000
Miscellaneous**	58,340
Total	$250,000
_____________ * Previously paid in connection with the original filing of this Registration Statement on June 2, 2009. ** Estimated.

Item 15.      Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware General Corporation Law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.      Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.
Exhibit No.	Document
1.1*	Form of Underwriting Agreement
2.1	Transaction Agreement dated September 22, 2008, incorporated herein by reference to Exhibit 1.01 of the Registrant’s current report on Form 8-K filed with the SEC on September 25, 2008
2.2	Side Letter dated September 22, 2008, incorporated herein by reference to Exhibit 1.02 of the Registrant’s current report on Form 8-K filed with the SEC on September 25, 2008
2.3	Amendment to Transaction Agreement dated April 28, 2009, incorporated herein by reference to Exhibit 1.01 of the Registrant’s current report on Form 8-K filed with the SEC on April 28, 2009
2.4	Letter Agreement dated April 28, 2009, incorporated herein by reference to Exhibit 1.02 of the Registrant’s current report on Form 8-K filed with the SEC on April 28, 2009
4.1
Form of Amended and Restated Bylaws, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

4.2
Form of Amended and Restated Certificate of Incorporation, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

4.3
Form of Second Amended and Restated Certificate of Incorporation, incorporated herein by reference to Annex B of the Registrant’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on August 27, 2009

4.4**	Form of Senior Debt Indenture
4.5**	Form of Subordinated Debt Indenture
4.6*	Form of Senior Note
4.7*	Form of Subordinated Note
4.8
Specimen Common Stock Certificate, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

5.1**	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to the financial statements as of December 31, 2008 of GHL Acquisition Corp.
23.2	Consent of Eisner LLP, independent registered public accounting firm, with respect to the financial statements as of December 31, 2007 of GHL Acquisition Corp.
23.3
Consent of Ernst & Young LLP, independent auditors, with respect to the consolidated financial statements as of December 31, 2008 and 2007 of Iridium Holdings LLC and for each of the three years in the period ended December 31, 2008

23.4**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1**	Power of Attorney
25.1***	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Indenture
25.2***	Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Indenture
____________
*	To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.
**	Previously filed in connection with the original filing of this Registration Statement on June 2, 2009.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.      Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on August 27, 2009.

GHL ACQUISITION CORP.
By:	/s/ Scott L. Bok
	Name:	Scott L. Bok
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott L. Bok	Chairman and Chief Executive Officer	August 27, 2009
Scott L. Bok	(Principal Executive Officer)

*	Senior Vice President and Director	August 27, 2009
Robert H. Niehaus

*	Chief Financial Officer	August 27, 2009
Harold J. Rodriguez, Jr.	(Principal Accounting and Financial Officer)

*	Director	August 27, 2009
Thomas C. Canfield

*	Director	August 27, 2009
Kevin P. Clarke

*	Director	August 27, 2009
Parker W. Rush

* By:

/s/ Scott L. Bok
Attorney-in-Fact

Exhibit Index

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
2.1	Transaction Agreement dated September 22, 2008, incorporated herein by reference to Exhibit 1.01 of the Registrant’s current report on Form 8-K filed with the SEC on September 25, 2008
2.2	Side Letter dated September 22, 2008, incorporated herein by reference to Exhibit 1.02 of the Registrant’s current report on Form 8-K filed with the SEC on September 25, 2008
2.3	Amendment to Transaction Agreement dated April 28, 2009, incorporated herein by reference to Exhibit 1.01 of the Registrant’s current report on Form 8-K filed with the SEC on April 28, 2009
2.4	Letter Agreement dated April 28, 2009, incorporated herein by reference to Exhibit 1.02 of the Registrant’s current report on Form 8-K filed with the SEC on April 28, 2009
4.1
Form of Amended and Restated Bylaws, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

4.2
Form of Amended and Restated Certificate of Incorporation, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

4.3
Form of Second Amended and Restated Certificate of Incorporation, incorporated herein by reference to Annex B of the Registrant’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on August 27, 2009

4.4**	Form of Senior Debt Indenture
4.5**	Form of Subordinated Debt Indenture
4.6*	Form of Senior Note
4.7*	Form of Subordinated Note
4.8
Specimen Common Stock Certificate, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

5.1**	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to the financial statements as of December 31, 2008 of GHL Acquisition Corp.
23.2	Consent of Eisner LLP, independent registered public accounting firm, with respect to the financial statements as of December 31, 2007 of GHL Acquisition Corp.
23.3
Consent of Ernst & Young LLP, independent auditors, with respect to the consolidated financial statements as of December 31, 2008 and 2007 of Iridium Holdings LLC and for each of the three years in the period ended December 31, 2008

23.4**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1**	Power of Attorney
25.1***	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Indenture
25.2***	Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Indenture
_____________
*         To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.
**       Previously filed in connection with the original filing of this Registration Statement on June 2, 2009.
***     To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.